UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 9, 2009

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 400, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2009, Dr. Paul H. Dragul resigned as a member of the Board of Directors (the “Board”) of Omni Bio Pharmaceutical, Inc. (the “Company”).  Dr. Dragul’s resignation was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 12, 2009, the Board appointed Jeffrey S. Sperber as a director of the Company to fill the vacancy created by the resignation of Dr. Dragul.  Pursuant to the Company’s director compensation program, Mr. Sperber was granted a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.00 per share for his first year of service.  This warrant vests on October 11, 2010 based on continuous service as a director through that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: October 14, 2009

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer